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As filed with the Securities and Exchange Commission on June 14, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

August Technology Corporation
(Exact name of registrant as specified in its charter)

Minnesota	3827	41-1729485
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

August Technology Corporation
4900 West 78th Street
Bloomington, Minnesota 55435
(952) 820-0080
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Jeff O'Dell, Chief Executive Officer
August Technology Corporation
4900 West 78th Street
Bloomington, Minnesota 55435
(952) 820-0080
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas R. King, Esq.	Douglas P. Long, Esq.
Robert K. Ranum, Esq.	Richard G. Erstad, Esq.
Fredrikson & Byron, P.A.	Faegre & Benson LLP
900 Second Avenue South, Suite 1100	90 South Seventh Street
Minneapolis, Minnesota 55402	Minneapolis, Minnesota 55402
(612) 347-7000	(612) 336-3000
(612) 347-7077 fax	(612) 336-3026 fax

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: /x/ 333-32692

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock (no par value)	345,000 shares	$12.00	$4,140,000	$1,093

(1)
Includes 45,000 shares purchasable by the Underwriters to cover over-allotments.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

    This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Commission File No. 333-32692) filed by August Technology Corporation with the Securities and Exchange Commission on March 17, 2000, as amended by Amendment No. 1 thereto filed on May 1, 2000, Amendment No. 2 thereto filed on May 16, 2000, Amendment No. 3 thereto filed on May 19, 2000, and Amendment No. 4 thereto filed on June 13, 2000, including the exhibits thereto, which was declared effective June 13, 2000, are incorporated by reference in this Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

(a)
Exhibits

Exhibit No.	Description of Document
5.1	Opinion of Fredrikson & Byron, P.A., regarding legality
23.1	Independent Auditors' Consent
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 14th day of June, 2000.

AUGUST TECHNOLOGY CORPORATION
By	/s/ JEFF L. O'DELL Jeff L. O'Dell, President and Chief Executive Officer

    In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signatures	Title
/s/ JEFF L. O'DELL Jeff L. O'Dell	President, Chief Executive Officer, Chairman of Board of Directors (Principal Executive Officer)	June 14, 2000
/s/ THOMAS C. VELIN Thomas C. Velin	Chief Financial Officer (Principal Financial and Accounting Officer)	June 14, 2000
* Thomas C. Verburgt	Chief Technical Officer and Director	June 14, 2000
* Mark R. Harless	Chief Engineer and Director	June 14, 2000
* James A. Bernards	Director	June 14, 2000
* Roger E. Gower	Director	June 14, 2000
* Brad D. Slye	Director	June 14, 2000

* Michael W. Wright	Director	June 14, 2000

*by	/s/ JEFF L. O'DELL Jeff L. O'Dell Attorney-In-Fact

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SIGNATURES